Exhibit 99 (j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Trustees
The Hennessy Funds Trust and the Hennessy SPARX Funds Trust (Select Series of Funds):

We consent to the use of our report incorporated by reference herein and to the references to our Firm under the headings “Financial Highlights” in the prospectuses and “Other Information” in the Statement of Additional Information.

/s/KPMG LLP
Milwaukee, WI

February 28, 2011